                                                                    Exhibit 23.1



                           CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Intracel Corporation's registration statement on Form S-1 (File No. 333-58819) of our report dated January 19, 1999, after the restatement described in Note 15, on our audit of the September 30, 1998 and December 31, 1997 financial statements of Intracel Corporation. We also consent to the reference to our firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Seattle, Washington
February 8, 1999